Exhibit 2.10
                                                               State of Missouri
                                                  Matt Blunt, Secretary of State
                                   James C. Kirkpatrick State Information Center
                            600 W. Main Street, Rm 322, Jefferson City, MO 65101

Corporations Division
P.O. Box 778, Jefferson City, MO 65102


                             Articles of Merger for
                         Parent/Subsidiary Corporations
                             (Section 351.447 RSMo)

Pursuant to the provisions of the General and Business Corporation Law of Missouri, the undersigned corporations certify the following:

1. That Decorize, Inc., of Delaware;

2. That Decorate, Inc., of Missouri; are hereby merged and that the above named Decorize, Inc., is the surviving corporation.

3. That the Board of Directors of Decorize, Inc., by a resolution approved by unanimous consent of the members of such board on July 23, 2001 adopted the Plan of Merger set forth in these articles.

4. That the Board of Directors of Decorate, Inc., by a resolution approved by unanimous consent of the members of such board on July 23, 2001 adopted the Plan of Merger set forth in these articles.

5. That this Plan of Merger has been adopted pursuant to Section 351.477 RSMo.

6. That the resolution of the Board of directors of the parent corporation, Decorize, Inc., approving the Plan of Merger is as follows:

         RESOLVED, that Decorize, Inc. merger, and it hereby does merge into itself Decorate, Inc. and assume all of its obligations;

         FURTHER RESOLVED, that the merger shall be effective upon the later of the filing with the Secretary of State of Delaware and the Secretary of State of Missouri;

         FURTHER RESOLVED, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Decorate, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, wither within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

7. That the parent corporation, Decorize, Inc. is in compliance with the 90 percent ownership requirement of Section 351.447, RSMo and will maintain at least 90 percent ownership until the issuance of the Certificate of Merger by the Secretary of State of Missouri.

8.  PLAN OF MERGER:

         a.       Decorize, Inc., of Delaware is the survivor.

         b. All of the property, rights, privileges, leases and patents of Decorate, Inc., are to be transferred to and become the property of Decorize, Inc., the survivor. The officers and board of directors of the above named corporations are authorized to execute all deeds, assignments and documents of every nature which may be needed to effectuate a full and complete transfer of ownership.

         c. The officers and board of directors of Decorize, Inc. shall continue in office until their successors are duly elected and qualified under the provisions of the bylaws of the surviving corporation.

         d. It is agreed that, upon and after the issuance of a certificate of merger by the Secretary of State of the State of Missouri:

                  (1) The surviving corporation may be served with process in the State of Missouri in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Missouri which is a party to the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Missouri against the surviving corporation;

                  (2) The Secretary of State of the State of Missouri shall be and hereby is irrevocably appointed as the agent of the surviving corporation to accept service of process in any such proceeding; the address to which the service of process in any such proceeding shall be mailed is: Neale and Newman, LLP,
                  ATTN: Michael J. DeArmon, P.O. Box 10327, Springfield, Missouri 65808.

                  (3) The surviving corporation will promptly pay to the dissenting shareholder of any corporation organized under the laws of the state of Missouri which is a party to the merger the amount, if any, to which they shall be entitled under the provisions of The General and Business Corporation Law of Missouri with respect to the rights of dissenting shareholders.

         e.       The Articles of Incorporation of the survivor are not amended.

                            [SIGNATURE PAGE FOLLOWS]

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

         IN WITNESS WHEREOF, these Articles of Merger have been executed in duplicate by the aforementioned corporations as of the day and year hereafter acknowledged.


         CORPORATE SEAL                     Decorate, Inc.


         Date: ____________________         By:   /s/ Jon Baker
                                                 ------------------------
                                                  Jon Baker, President

         ATTEST:


         ------------------------
               Secretary


         CORPORATE SEAL                     Decorize, Inc.

         Date: ____________________         By:   /s/ Jon Baker
                                                 ------------------------
                                                  Jon Baker, President


         ATTEST:


            /s/ Gaylen Ball
         ------------------------
               Secretary


STATE OF MISSOURI          )
                           )   ss
COUNTY OF GREEN            )

         On the 23rd day of July, 2001 before me, Lynda S. Fraza , a Notary Public in and for said state, personally appeared Jon Baker, President of Decorate, Inc., known to me to be the person who executed the within Articles of merger in behalf of said corporate and acknowledged to me that he executed the same for the purposes therein stated.


                                                      /s/ Lynda S. Fraza
                                                      -------------------
                                                             Notary

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

STATE OF MISSOURI          )
                           )   ss
COUNTY OF GREEN            )


         On the 23rd day of July, 2001 before me, Lynda S. Fraza , a Notary Public in and for said state, personally appeared Jon Baker, President of Decorize, Inc., known to me to be the person who executed the within Articles of merger in behalf of said corporate and acknowledged to me that he executed the same for the purposes therein stated.


                                                      /s/ Lynda S. Fraza
                                                      -------------------
                                                             Notary



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